EXHIBIT 10.1

AMENDMENT NO. 2
TO
BRUSH ENGINEERED MATERIALS INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
(AS AMENDED AS OF MAY 16, 2000)

Recitals

     WHEREAS, Brush Engineered Materials Inc. (the “Company”) has adopted the Brush Engineered Materials Inc. Deferred Compensation Plan for Nonemployee Directors (As Amended as of May 16, 2000) and as further amended by Amendment No. 1 (the “Plan”).

     WHEREAS, the Company now desires to amend the Plan further (this “Amendment No. 2”); and

     WHEREAS, the Board of Directors of the Company has approved this Amendment No. 2.

Amendment

     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 2, effective as of September 13, 2004, as follows:

     1. Section 5.1 of the Plan is amended to read as follows:

              “5.1. Time of Payment. Distribution of a Director’s Deferred Compensation Account shall commence or be made in the manner described in Section 5.2 hereof as soon as is reasonably practicable, but not later than 60 days, after the earlier of: (i) the date of termination of service as a Director on account of resignation, retirement, death or otherwise, (ii) if so specified on the Director’s initial election form (or on the 2005 election form for all current Directors, other than a current Director who has attained age 70 and has so notified the Committee in writing prior to September 13, 2004), the date the Director reaches the age of 70 or older, or (iii) the occurrence of a Change in Control of the Company. However, if the amount credited to any Director’s Deferred Compensation Account is less than $17,500, the distribution shall be in a lump sum on the applicable date.”

     2. Except as amended by this Amendment No. 2, the Plan shall remain in full force and effect.